CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of AR Capital Real Estate Income Fund, (“the Fund”), a series of the Realty Capital Income Funds Trust, and to the use of our report dated May 13, 2013 on the statement of assets and liabilities and the related statement of operations as of May 9, 2013 of the Fund. Such financial statements appear in the Fund's Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

May 13, 2013